Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Independent Accountants and Counsel" in the Statement of Additional Information and to the use of our report dated February 26, 1998 in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (No. 333-29253) of the Boyar Value Fund, Inc.

                                               /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP

Cincinnati, Ohio
February 26, 1998